UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2020, Hooker Furniture Corporation (the “Company”) and Douglas Townsend, Co-President of the Company’s Home Meridian division, reached an agreement separating Mr. Townsend from the Company effective immediately. Terms of separation “without cause” are outlined in the Company’s employment agreement with Mr. Townsend dated June 4, 2018 and included with the Company’s Form 10-Q filed on December 6, 2018.  Upon Mr. Townsend’s separation, D. Lee Boone, Co-President of the Home Meridian division, assumed the role of President of the Home Meridian division.

“Doug has been an integral part of Home Meridian for twenty years and has served in key financial and operational roles in the US and Asia,” said Paul B Toms, Jr., Chairman and CEO of Hooker Furniture Corporation. “For the last 2½ years he has served as Co-President of HMI and his contributions to the Company are significant and long-lasting. We thank him for his service and wish him well in his future endeavors,” Toms concluded.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Chief Financial Officer and Senior Vice-President – Finance and Accounting

Date: November 19, 2020